Exhibit 99.1

Press Release #202102	FOR IMMEDIATE RELEASE	February 10, 2021

Enertopia Further Expands Into Clean Energy Technology

Kelowna, BC-Enertopia Corporation (ENRT) on the OTC (the "Company" or "Enertopia") is pleased to announce it has engaged four new consultants as part of its expansion into clean energy technology.

As part of our commitment to a green, clean mining process, Enertopia is focusing these consultants' efforts on further developing and adapting our provisional solar energy patent (https://enertopia.com/enertopia-acquires-patented-solar-energy-technology/) that was acquired in December of 2020.  The consultants' fields of expertise compromise battery technology, and energy efficiency; with the group expected to file an update to the heretofore mentioned patent within the next 30 days.

The consultants include Mr. Richard Smith, owner of Proactive Technology Inc. and holder of 14 separate patents in clean energy efficiency; Mr. Paul Sandler, a data expert with over two decades of experience working at IBM; Mr. Barry Brooks, who with over 50 years of engineering experience has developed dozens of energy efficient products & ventilation methods for commercial applications; and Mr. Bruce Schellinger, a 20 year industry expert in structure insulation who was instrumental in the state of Wisconsin's adoption of the P2000 insulation system.

"We are very excited to have assembled a team of clean energy veterans to move our provisional solar patent forward. Through our due diligence over the last year, we have determined that there are several multi-billion-dollar addressable market opportunities that we believe could be addressed.  While we are not at liberty to discuss the specifics at this time, we will be able to provide more information in due course" Stated President and CEO Robert McAllister

Nevada Lithium Claims Update

The Company further announces that it will be applying for a right of way bonding permit on our BLM land for an environmental station. The environmental station will allow us to monitor wind, humidity, total solar radiation, precipitation and temperature at our 100% owned Clayton Valley, Nevada project.  The data collection process will last one year and provide information that we plan on utilizing for moving forward our pilot plant design at our Li claystone project.

About Enertopia:

A Company focused on using modern technology on extracting lithium and verifying or sourcing other intellectual property in the EV & green technologies to build shareholder value.

Enertopia shares are quoted in the United States under ticker symbol ENRT. For additional information, please visit www.enertopia.com or call Robert McAllister, the President at 1-888-ENRT201.

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, potential and financing of its mining or technology projects, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements.  Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements., foreign exchange and other financial markets; changes in the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates.  There can be no assurance that the testing for the brine recovery system will be effective for the recovery of Lithium and if effective will be economic or have any positive impact on Enertopia, or that current talks with respect to potential joint ventures or partnerships will result in definitive agreements. There can be no assurance that patent #6,024,086 will have will a positive impact on Enertopia. There can be no assurance that provisional patents will become patents. The User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities.

The OTC has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.